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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K
                                CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report:  July 16, 1998


                          EVERGREEN RESOURCES, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


Colorado                      0-10077                  84-0834147
--------                      -------                  ----------
(State of other juris-        (Commission              (IRS Employer
diction of incorporation      File Number)             Identification Number)


1401 17th St., Suite 1200, Denver, Colorado  80202
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(Address of Principal Executive Offices)     (Zip Code)


Registrant's telephone number, including area code:  (303) 298-8100.

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ITEM 1:   ACQUISITION OR DISPOSITION OF ASSETS

          On July 2, 1998, Evergreen Resources, Inc. (the "Registrant") completed the acquisition, effective July 1, 1998, of approximately 100% of the working interest in 27,590 acres in Amoco Production Company's ("Amoco") Cottontail Pass Federal Unit, together with existing well bores, production and related gathering facilities. Evergreen estimates that 40 BCF will be added to the 225 BCF of proved gas reserves the Company reported at December 31, 1997. The Company estimates that there are approximately 100 additional drilling locations in the Unit.

          The Cottontail Pass Unit is situated between Evergreen's Spanish Peaks and Sangre de Cristo Federal Units.

          The acquisition of the Cottontail Pass Federal Unit from Amoco resolves the current preferential rights litigation between Evergreen and Amoco.

          The purchase price was approximately $13,100,000 cash, funded by the Company's line of credit with Hibernia National Bank as administrative agent.

ITEM 2:   FINANCIAL STATEMENTS AND EXHIBITS

          N/A

          (a) and (b) Pro forma financial information as to the Amoco property acquisition and the Registrant required pursuant to Article 11 of Regulation S-X will be filed by amendment on Form 8 on or before August 30, 1998.

          (c)  Exhibits:  Filed herewith pursuant to Reg. S-K Item 601

            Exhibit No.         Description
            -----------         -----------

               2.1       Purchase and Sale Agreement - CPU PDP's
                         Outside Huerfano, By and Between Amoco Production Company, seller and Evergreen Resources, Inc. buyer

               2.2       Purchase and Sale Agreement - Non--CPU
                         Outside Huerfano, By and Between Amoco
                         Production Company, seller and Evergreen Resources, Inc. buyer

               2.3       Preferential Right Agreement
                         By and Between Amoco Production Company and
                         Evergreen Resources, Inc.


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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       EVERGREEN RESOURCES, INC.

                                       By: /s/ Kevin Collins
                                          ------------------------------------
                                           Kevin Collins
July 16, 1998                              Vice President Finance and
                                           Chief Financial Officer


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